Exhibit 10.5

SECURITIES PURCHASE AGREEMENT DATED MAY 15, 2015,

BY AND BETWEEN GPB LIFE SCIENCE HOLDING LLC (AS LENDER)

AND INTERCLOUD SYSTEMS, INC. (AS BORROWER)

Reference is made to that certain Bridge Financing Agreement, dated as of December 3, 2015, by and between GPB Life Science Holdings, Inc. (“Lender”) and InterCloud Systems, Inc., a Delaware corporation (together with all of its successors and current and future direct and/or indirect Subsidiaries, collectively, the “Borrower”), as amended pursuant to Amendment No. 1 to the Bridge Financing Agreement dated May 15, 2015 by and between the Lender and the Borrower (“Amendment No. 1,” and, as may be further amended, extended, renewed, restated or otherwise modified from time to time, collectively, the “Loan Agreement”). Capitalized terms used herein but not defined herein have the meanings assigned to such terms in the Loan Agreement.

Pursuant to Section 2.13 of the Loan Agreement and subject to the satisfaction or waiver of the conditions set forth in Section 12 of Amendment No. 1, Borrower hereby agrees to (i) sell to the Lender and Lender hereby agrees to purchase from the Borrower the $2,000,000 New Note, and (ii) issue to the Lender (a) the 2 Amended and Restated Notes, and (b) the Warrants, all in accordance with the terms and conditions of the Loan Agreement and Amendment No.1.

Borrower hereby certifies that (i) each of the representations and warranties made by Borrower in or pursuant to the Documents (including, but not limited to Amendment No. 1 and the Loan Agreement) are true and correct in all material respects on and as of the date hereof, and (ii) no Event of Default or event which with the passage of time or the giving of notice, or both, would become an Event of Default has occurred or would result from the sale and issuance by the Borrower to the Lender of the $2,000,000 New Note and the issuance of the Warrants, the 2 Amended and Restated Notes and the shares of Common Stock issuable upon exercise of the Warrants and conversion of the Notes and/or any of the other transactions or actions set forth in the Documents. The Borrower further represents, warrants, agrees and covenants that all Liabilities including, but not limited to, all obligations of the Borrower under the $2,000,000 New Note and the 2 Amended and Restated Notes are secured by the Collateral as provided in the Loan Agreement.

The Borrower shall receive at or substantially simultaneously with the Closing, the $1,900,000 Purchase Price for the $2,000,000 New Note less the (i) $45,000 of legal fees owed by Borrower to Lender’s legal counsel (which consists of $20,000 of legal fees previously incurred by the Lender pursuant to Section 9.4(B) of the Loan Agreement and $35,000 of the Lender’s legal counsel’s fees as provided in Amendment No. 1, of which $10,000 previously was paid), and (b) the non-refundable $156,500 Aegis Payment payable to Aegis (consisting of (a) 3.5%, of the $1,900,000 Purchase Price of the $2,000,000 New Note (the “$66,500 Aegis Fee”) and (b) $90,000 representing the advisory fee owed by the Borrower to Aegis pursuant to an Agreement (the “Aegis Agreement”), between the Borrower and Aegis (the “$90,000 Aegis Advisory Fee,” and together with the $66,500 Aegis Fee, collectively the “$156,500 Aegis Payment”). While the payment of the $156,500 Aegis Payment to Aegis and the $45,000 payment of Lender’s legal counsel’s legal fees are the sole and exclusive obligation and responsibility of the Borrower pursuant to the terms of the Loan Agreement, Amendment No. 1 and the Aegis Agreement, as the case may be, the Lender shall pay the $156,500 Aegis Payment directly to Aegis and the $45,000 of Lender’s counsel’s legal fees directly to Lender’s legal counsel on the Closing Date, in cash by wire transfer directly to Aegis and the Lender’s legal counsel in immediately available funds pursuant to wiring instructions provided to the Lender by Aegis and the Lender’s legal counsel, no portion of the $156,500 Aegis Payment and/or the $45,000 (or the $10,000 previously paid) of Lender’s legal counsel’s legal fees, shall directly or indirectly reduce and/or result in any set-off of any amounts owed or to be owed by the Borrower to Lender under or pursuant to the Notes and/or the other Documents and/or reduce and/or result in a set-off of any other amounts due or to be due to the Lender by the Borrower.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

LENDER:	GPB LIFE SCIENCE HOLDINGS LLC By: /s/ David Gentile Name: David Gentile Title: Manager

BORROWER:	INTERCLOUD SYSTEMS, INC. By: /s/ Daniel Sullivan Name: Daniel Sullivan Title: Chief Accounting Officer

Signature Page to Securities Purchase Agreement